AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AGREEMENT

     This Amendment No. 2 (the "Amendment") to Amended and Restated Loan Agreement dated as of June 19, 1998 is entered into with reference to the Amended and Restated Loan Agreement dated as of March 7, 1997 (as heretofore amended by an Amendment No. 1 dated as of September 19, 1997, the "Loan Agreement") among Mirage Resorts, Incorporated, a Nevada corpor-ation ("Borrower"), the Banks, Co-Arrangers, Co-Agents and Documentation Agent referred to therein, and Bank of America National Trust and Savings Association, as Administrative Agent. Capitalized terms used herein are used with the meanings set forth for those terms in the Loan Agreement.

     Borrower and the Administrative Agent (acting with the consent of the Requisite Banks) agree as follows:

     1.   AMENDMENTS TO CERTAIN DEFINITIONS.  The following  definitions in
Section 1.1 of the Loan Agreement are hereby amended to read in full as follows:

          "ADJUSTED EBITDA" means, with respect to any fiscal period, EBITDA for that fiscal period PLUS any Adjustment Amount for that fiscal period PLUS, if positive, Monte Carlo Distributable Cash for that fiscal period.

          "ANNUALIZED ADJUSTED EBITDA" means, as of the last day of each Fiscal Quarter, (a) Adjusted EBITDA for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters plus (b) with respect to any such fiscal period in which Bellagio, Beau Rivage or any New Venture (whichever is applicable, herein the "Project") is open for business for at least one (1) full Fiscal Quarter but less than four (4) full Fiscal Quarters, such amount as is necessary to reflect the annualization of Adjusted EBITDA attributable to the Project using the following conventions: (i) if the Project has been open for business for one (1) full Fiscal Quarter,the Project's Adjusted EBITDA for that Fiscal Quarter shall be multiplied by four, (ii) if the Project has been open for business for two (2) full Fiscal Quarters, the Project's Adjusted EBITDA for those Fiscal Quarters shall be multiplied by two and (iii) if the Project has been open for business for three (3) full Fiscal Quarters, the Project's Adjusted EBITDA for those Fiscal Quarters shall be multiplied by four-thirds (4/3), plus (c) without duplication, to the extent that Boardwalk Casino is a Subsidiary of Borrower as of the last day of that Fiscal Quarter and is then open for business, the

                             Exhibit 10.2
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     EBITDA  of Boardwalk  Casino for the  fiscal period consisting of that
     Fiscal Quarter and the three immediately preceding Fiscal Quarters (determined in the same manner as if it had been a Subsidiary of Borrower for that entire fiscal period).

          "AVERAGE QUARTERLY TOTAL DEBT" means, as of the last day of each Fiscal Quarter, the average of the principal amounts of the out-standing Total Debt on the last day of each of the calendar months comprising such Fiscal Quarter, minus (in the case of the Fiscal Quarters ending June 30, 1998 and September 30, 1998) the Escrow Amount as of the last day of that Fiscal Quarter.

          "NET INCOME" means, with respect to any fiscal period, the con-solidated net income of Borrower and its Subsidiaries for that period, determined in accordance with Generally Accepted Accounting Princi-ples, consistently applied; PROVIDED THAT any net income or net loss of Victoria Partners shall not be included in the calculation of Net Income.

     2.   NEW DEFINITIONS.   Section  1.1 of the  Loan Agreement is further
amended to add the following terms thereto:

          "ATLANDIA" means Atlandia Design and Furnishings, Inc., a New Jersey corporation which is a wholly-owned Subsidiary of Borrower.

          "BOARDWALK  CASINO"   means  Boardwalk  Casino,  Inc.,  a  Nevada
     corporation.

          "ESCROW AGREEMENT" means the Escrow Fund Agreement dated as of October 10, 1997 among CoreStates Bank, N.A., the South Jersey Trans-portation Authority, the State of New Jersey (acting through the New Jersey Department of Transportation), and Atlandia.

          "ESCROW AMOUNT" means, as of each date of determination, the amount, not to exceed $101,000,000, which is equal to the funds main-tained by Atlandia on that date in the escrow established by the Escrow Agreement, provided that if prior to October 1, 1998, Borrower or any of its Subsidiaries enter into any amendment, modification or waiver of the terms of the Escrow Agreement or Road Development Agree-ment which would adversely affect their termination rights thereunder, the Escrow Amount shall be zero.

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
          "MONTE CARLO DISTRIBUTABLE CASH" means, for any period, Borrower's allocable portion of (a) the net income of Victoria Partners for that period, PLUS (b) any extraordinary loss reflected in such net income, MINUS (c) any extraordinary gain reflected in such net income, plus (d) without duplication, the aggregate amount of federal and state taxes on or measured by income of Victoria Partners for that period (whether or not payable during that period), PLUS (e) depreciation, amortization and all other non-cash expenses of Victoria Partners for that period, MINUS (f) the aggregate amount of all scheduled payments of principal made by Victoria Partners during that period with respect to borrowed money, in each case as determined in accordance with Generally Accepted Accounting Principles, and, in the case of item (d), only to the extent deducted in the determination of such net income for that period.

          "ROAD DEVELOPMENT AGREEMENT" means the Road Development Agreement dated as of January 10, 1997 among the State of New Jersey (acting through the New Jersey Department of Transportation), the South Jersey Transportation Authority and Borrower, as heretofore amended.

     3.   CONDITION PRECEDENT.   This effectiveness of this Amendment shall
be conditioned upon the receipt by the Administrative Agent of written consents hereto executed by the Requisite Banks.

     4. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to the Administrative Agent and the Banks that, as of the date of this
Amendment:

          (a) Pursuant to the terms of the Escrow Agreement, Borrower and its Subsidiaries shall become entitled to the unconditional return of the Escrow Amount in the event that Borrower and its Subsidiaries have not obtained the Casino Project Permits contemplated by Section
     12.1.7.2 of the Road  Development  Agreement by  October 31, 1998; and

          (b) no Default or Event of Default has occurred and remains continuing.

     5. AGREEMENT RE INCREMENTAL MARGIN. Borrower agrees that the applicability (or non-applicability) of the Incremental Margin shall be determined on the basis of the Leverage Ratio (and its component definitions) as set forth in the Loan Agreement as originally executed, and without giving effect to any of the amendments thereto set forth herein or in Amendment No. 1 to the Loan Agreement.

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     6.   CONFIRMATION.   In  all  other  respects,  the terms of  the Loan
Agreement and the other Loan Documents are hereby confirmed.

          IN WITNESS WHEREOF, Borrower and the Administrative Agent have executed this Amendment as of the date first written above by their duly authorized representatives.

                               MIRAGE RESORTS, INCORPORATED

                               By:  DANIEL R. LEE
                                    ---------------------------------------
                                    Daniel R. Lee, Chief Financial Officer

                               BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                               ASSOCIATION, as Administrative Agent

                               By:  JANICE HAMMOND
                                    ---------------------------------------
                                    Janice Hammond, Vice President

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